Exhibit 99.3

Hilcorp Energy GOM, LLC

Financial Statements (Unaudited)

For the Nine Months Ended September 30, 2012

Hilcorp Energy GOM, LLC

Condensed Balance Sheet (Unaudited)

As of September 30, 2012

(in thousands of dollars)
	September 30, 2012	December 31, 2011

Assets

Current assets:
Cash and cash equivalents	$–	$27
Accounts receivable from affiliates	154,572	104,126
Assets from risk management activities	1,920	10,270
Other current assets	347	2,382

Total current assets	156,839	116,805

Property and equipment, net	533,397	503,494

Assets from risk management activities	286	3,586

Total assets	$690,522	$623,885

Liabilities and Member’s Capital

Current liabilities:
Accounts payable and accrued liabilities	$622	$727
Liabilities from risk management activities	1,836	–
Liabilities for asset retirement obligations	7,226	17,749
Deferred premiums on risk management activities	–	1,607

Total current liabilities	9,684	20,083

Liabilities from risk management activities	285	–

Liabilities for asset retirement obligations	338,982	324,373

Deferred premiums on risk management activities	–	790

Commitments and contingencies

Member’s capital	341,571	278,639

Total liabilities and member’s capital	$690,522	$623,885

The accompanying notes are an integral part of these unaudited condensed financial statements.

Hilcorp Energy GOM, LLC

Condensed Statement of Income (Unaudited)

Nine Months Ended September 30, 2012

(in thousands of dollars)
	Nine Months Ended September 30
	2012	2011

Operating revenues:
Crude oil and product sales	$120,878	$114,569
Natural gas sales	20,370	50,108
Other revenues	2,231	303

Total operating revenues	143,479	164,980

Operating expenses:
Oil and natural gas operating expenses	81,001	63,759
Transportation charges	368	552
Exploration expenses	43	76
Depletion, depreciation and amortization	57,270	65,051
Impairment of property and equipment	–	23,533
Accretion of asset retirement obligations	12,448	8,097
General and administrative expenses	7,380	13,424

Total operating expenses	158,510	174,492

Gain on sale of property and equipment	–	200

Operating loss	(15,031)	(9,312)

Other income (expense):
Change in unrealized loss on commodity derivative contracts, net	(5,827)	(5,608)
Realized gain on commodity derivative contracts	7,175	9,008

Total other income	1,348	3,400

Net loss	$(13,683)	$(5,912)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Hilcorp Energy GOM, LLC

Condensed Statement of Member’s Capital (Unaudited)

Nine Months Ended September 30, 2012

(in thousands of dollars)

Balance at December 31, 2011	$278,639

Contributions	83,000

Distribution	(6,385)

Net loss	(13,683)

Balance at September 30, 2012	$341,571

The accompanying notes are an integral part of these unaudited condensed financial statements.

Hilcorp Energy GOM, LLC

Condensed Statement of Cash Flows (Unaudited)

Nine Months Ended September 30, 2012

(in thousands of dollars)
	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(13,683)	$ (5,912)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depletion, depreciation and amortization	57,270	65,051
Accretion of asset retirement obligations	12,448	8,097
Impairment of property and equipment	–	23,533
Gain on sale of property and equipment	–	(200)
Unrealized loss on commodity derivative contracts, net	5,827	5,608
Changes in assets and liabilities:
Accounts receivable from affiliates	(51,320)	(27,446)
Other current assets	2,035	37
Accounts payable and accrued liabilities	(105)	(116)
Risk management activities	(838)	(682)
Accounts payable to affiliates	–	(20,535)
Liabilities for asset retirement obligations	(11,789)	(11,726)

Net cash (used in) provided by operating activities	(155)	35,709

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(3,927)	(108,140)
Additions to oil and natural gas properties	(78,951)	(37,146)
Proceeds from sale of property and equipment	6	200

Net cash used in investing activities	(82,872)	(145,086)

Cash flows from financing activities:

Contributions	83,000	109,351

Net cash provided by financing activities	83,000	109,351

Net change in cash and cash equivalents	(27)	(26)

Cash and cash equivalents at beginning of period	27	33

Cash and cash equivalents at end of period	$–	$ 7

Non-cash transactions:

Change in accrued capital expenditures	$874	$ 621

Distribution to sole member	6,385	–

The accompanying notes are an integral part of these unaudited condensed financial statements.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

1.	Organization and Nature of Business

Hilcorp Energy GOM, LLC (the Company or HGOM) is primarily engaged in the production, development and exploration of oil and natural gas properties. The Company holds interests in oil and natural gas producing properties, located in the Gulf of Mexico, offshore Louisiana and Texas. The Company has an agreement with Hilcorp Energy Company (HEC) to provide operating and other services to the Company.

The Company is a Texas limited liability company that was organized on March 6, 2008 by Hilcorp Energy GOM Holdings, LLC (HHGOM), its sole member. The Company shall continue until it is liquidated or dissolved in accordance with the limited liability agreement

In September 2012, HHGOM entered into a purchase and sale agreement with an unaffiliated third party to divest of all of its issued and outstanding member interests in the Company for a purchase price of $550,000, subject to customary adjustments. As a requirement of the purchase and sale agreement, the Company terminated its insurance policies in place with its affiliate, Navitas Insurance Company, LLC (Navitas), novated all of its commodity derivative contacts and deferred premiums in place to its sole member and subsequently entered into commodity derivative contacts with trade dates beginning November 2012 through December 2013.

In October 2012, HHGOM sold all of its issued and outstanding member interests in the Company for net proceeds of $537,020, subject to customary adjustments.

2.	Summary of Significant Accounting Policies

Interim Condensed Financial Statements

The accompanying condensed financial statements of the Company have not been audited by independent accountants. In the opinion of management, the accompanying condensed financial statements reflect all adjustments necessary to fairly state the Company’s financial position at September 30, 2012 and December 31, 2011, its net income and cash flows for the nine months ended September 30, 2012 and 2011 and its member’s capital for the nine months ended September 30, 2012. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been omitted from these condensed financial statements. Accordingly, these condensed financial statements should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2011.

Basis of Presentation

The accompanying condensed financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include oil and natural gas reserves, depletion, depreciation and amortization, purchase price allocations and valuations, asset retirement obligations, valuation of derivative instruments and accrued assets and liabilities.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

Many of the Company’s significant financial estimates are based on remaining proved oil and natural gas reserves. Estimates of remaining proved reserves are a key component in determining the Company’s depletion rate for oil and natural gas properties and the Company’s asset retirement obligations. Estimation of the values of the Company’s remaining proved reserves is a key component in determining the need for impairment of the Company’s oil and natural gas asset base. These estimates require assumptions regarding future commodity prices and future costs and expenses as well as future production rates. Actual results could differ from these estimates.

Estimates of oil and natural gas reserves and their values, future production rates and future costs and expenses are inherently uncertain for numerous reasons, including many factors beyond the Company’s control. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of data available and of engineering and geological interpretation and judgment. In addition, estimates of reserves may be revised based on actual production, results of subsequent exploitation and development activities, prevailing commodity prices, operating costs and other factors. These revisions may be material and could materially affect future depletion, depreciation and amortization expense, asset retirement obligations and impairment expense.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASU) No. 2011-11, “Disclosures about Offsetting Assets and Liabilities,” requiring disclosure of gross information and net information about instruments and transactions eligible for offset arrangement. The guidance is effective for interim and annual periods beginning on or after January 1, 2013. The Company does not expect adoption of the additional disclosures about offsetting assets and liabilities to have a significant impact on its financial position, results of operations or cash flows.

In May 2011, the FASB issued additional guidance regarding fair value measurement and disclosure requirements. The most significant changes require the Company, for Level 3 fair value measurements, to disclose quantitative information about unobservable inputs used, a description of the valuation processes used and a qualitative discussion about the sensitivity of the measurements. The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Adopting the additional fair value measurement and disclosure requirements did not have a material impact on the Company’s financial position, results of operations or cash flows.

3.	Income Taxes

The Company does not pay income taxes, as its profits or losses are reported directly to the taxing authorities by the sole member. Accordingly, no provision for income taxes has been included in the condensed financial statements.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

4.	Related Party Transactions

HEC manages the operations of the oil and natural gas properties and provides managerial, technical, professional and administrative services to the Company. In connection with the management of the oil and natural gas properties, HEC collects payments of revenues associated with the sale of oil and natural gas production and remits payments to royalty and other working interest owners and to vendors for operating and capital expenditures. HEC manages and operates the properties pursuant to joint operating agreements which allow HEC to charge the Company for labor and supervision, administrative overhead and insurance, as well as direct third party charges from vendors for operating expenses, capital expenditures and general and administrative services.

The Company compensates HEC for providing the general and administrative services through a management fee. The Company paid $7,123 and $13,051 for the nine months ended September 30, 2012 and 2011, respectively to HEC for providing these services. Additionally, the Company incurred $257 and $373 for the nine months ended September 30, 2012 and 2011, respectively, in direct third-party charges for acquisition costs, accounting, legal and engineering services.

Accounts receivable from affiliates were as follows:

	September 30,	December 31,
	2012	2011

Accounts receivable from affiliates:
Receivables from oil and natural gas sales	$32,175	$37,669
Affiliate advances	122,397	66,457

	$154,572	$104,126

Navitas Insurance Company, LLC

Navitas, an affiliate of the Company, provides certain insurance coverage for HEC and its affiliates. During the nine months ended September 30, 2012 and 2011, the Company incurred $8,159 and $3,747, respectively, in insurance expenses for oil lease property and well control coverage provided by Navitas, which are included in oil and natural gas operating expenses in the condensed statement of income. The Company terminated its insurance policies with Navitas as a requirement of the purchase and sale agreement (see Note 1).

Contributions

During the nine months ended September 30, 2012 and 2011, the sole member made cash contributions of $83,000 and $109,351, respectively, to the Company. The Company has relied on contributions from its sole member to fund acquisitions and capital expenditures.

Distributions

During the nine months ended September 30, 2012, the Company made non-cash distributions to its sole member of $6,385 related to the fair value of the novated commodity derivative contracts (see Note 1).

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

5.	Oil and Natural Gas Properties

Acquisitions

During the nine months ended September 30, 2012, the Company acquired working and net revenue interests in oil and natural gas properties through various transactions totaling $3,927, subject to customary adjustments, and recorded asset retirement obligations totaling $3,302 associated with these interests. The Company used contributions from its sole member to fund these transactions.

In June 2011, the Company acquired working and net revenue interests in oil and natural gas properties located in the Gulf of Mexico for $103,763, subject to customary adjustments. The Company used contributions from its sole member to fund this transaction, which had an effective date of July 1, 2011. The acquisition qualified as a business combination and the Company estimated the fair value of this property as of the June 30, 2011 closing date. The Company used a discounted cash flow model to arrive at its fair value estimate and made market assumptions as to future commodity prices, projections of estimated quantities of oil and natural gas reserves, expectations for timing and amount of future development and operating costs, projections of future rates of production, expected recovery rates and risk adjusted discount rates. These assumptions represent Level 3 inputs, as defined by ASC 820. The estimated fair value of these properties was assigned to the assets acquired and liabilities assumed, which included $139,095 to proved properties and $35,332 for asset retirement obligations. Because the estimated fair value and purchase price were equivalent, the Company did not record goodwill or a bargain purchase gain related to this acquisition. The Company’s condensed statement of income includes $13,985 of operating revenue for the nine months ended September 30, 2011 and $7,571 of net income for the nine months ended September 30, 2011 related to this acquisition. The Company incurred acquisition costs of $303 related to this transaction, which are included in general and administrative expenses in the condensed statement of income.

Summarized below are the Company’s results of operations for the nine months ended September 30, 2011, on an unaudited pro forma basis as if the acquisition had occurred at the beginning of the earliest period presented. This unaudited pro forma information has been prepared based on the Company’s historical statement of income and estimates based on information provided by the seller, with pro forma adjustments applied, as appropriate. This unaudited pro forma information is not necessarily indicative of the operating results that would have occurred at that date, nor are they necessarily indicative of future operating results.

Nine Months ended September 30,
2011
Total operating revenues	$ 208,839

Net income	$ 14,345

Additionally, during the nine months ended September 30, 2011, the Company acquired working and net revenue interests in oil and natural gas properties and recorded post-closing adjustments on various transactions totaling $4,377, subject to customary adjustments, and recorded asset retirement obligations totaling $633 associated with these interests. The Company used contributions from its sole member to fund these transactions.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

Impairment

During the nine months ended September 30, 2011, the Company recognized non-cash charges of $23,533 related to the impairment of four fields due to downward revisions of previous estimates of proved oil and natural gas reserve quantities as a result of drilling results.

6.	Fair Value Measurements

Authoritative guidance on fair value measurements defines fair value, establishes a framework for measuring fair value and stipulates the related disclosure requirements about fair value measurements. The Company follows a three-level hierarchy, prioritizing and defining the types of inputs used to measure fair value depending on the degree to which they are observable.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

Recurring Fair Value Measurements

The following table presents the valuation of the Company’s financial instruments by fair value hierarchy levels:

	Fair Value Measurements at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
September 30, 2012
Assets:
Derivative contracts
Crude oil and natural gas swaps	$–	$2,206	$–	$2,121

Total assets	$–	$2,206	$–	$2,206

Liabilities:
Derivative contracts
Crude oil and natural gas swaps	$–	$2,121	$–	$2,121

Total liabilities	$–	$2,121	$–	$2,121

December 31, 2011
Assets:
Derivative contracts
Crude oil and natural gas collars	$–	$–	$8,263	$8,263
Crude oil and natural gas puts	–	–	5,593	5,593

Total assets	$–	$–	$13,856	$13,856

The Company’s Level 2 instruments include commodity derivative instruments for which the Company has sufficient corroborative market evidence. At December 31, 2011, the Company’s Level 3 instruments were commodity derivative instruments for which the Company did not have sufficient corroborative market evidence to support classifying the asset or liability as Level 2. Subsequent to December 31, 2011, the Company reclassified these derivatives to Level 2 upon receipt of sufficient corroborative market evidence.

The Company uses a third-party to value the derivative instruments it holds and compares these values against the counterparties’ valuations on a regular basis to confirm that the valuations reflected are appropriate and reasonable. Since the Company has netting provisions in the ISDA Master Agreements with all of its counterparties, credit exposure by counterparty is assessed by reviewing such net position. For asset positions, the Company uses the credit default swap rate of its counterparties (or an equivalent rating) for the appropriate periods to calculate a credit risk adjustment. At September 30, 2012, the credit risk adjustment resulted in a nominal change in the valuation. Changes in the fair value of derivatives affect the Company’s results of operations, but will not affect the Company’s cash flow until settled.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Nine Months Ended
	September 30, 2012	September 30, 2011
	Derivatives	Derivatives
Balance at beginning of period	$13,856	$21,671
Total gains or losses (realized or unrealized):
Included in earnings	–	3,400
Included in other comprehensive income	–	–
Purchases, issuances and settlements
Purchases	–	–
Issuances	–	–
Sales
Settlements	–	(9,008)
Transfers in and out of Level 3	(13,856)	–

Balance at end of period	$–	$16,063

Changes in unrealized gains relating to Level 3 derivatives still held	$–	$3,375

Nonrecurring Fair Value Measurements

The following table summarizes certain property and equipment measured at fair value on a nonrecurring basis in periods subsequent to its initial recognition and the associated impairment:

	September 30, 2011
	Fair Value	Impairment
Property and equipment	$33,315	$23,533

During 2011, certain property and equipment was evaluated for impairment due to reductions in estimated reserves. During the nine months ended September 30, 2011, the Company recorded impairments for four fields. The fair value of the property and equipment was measured at the time of impairment using an income approach based upon internal estimates of future production levels, prices and discount rate, which are Level 3 inputs.

Fair Value of Other Financial Instruments

Authoritative guidance on financial instruments requires certain fair value disclosures to be presented. The estimated fair value amounts have been determined using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

The carrying values of items comprising current assets and current liabilities approximate fair value due to the short-term maturities of these instruments. Derivative financial instruments included in the Company’s condensed financial statements are stated at fair value; however, the Company’s oil and natural gas puts at December 31, 2011 have a deferred premium. The deferred premium increases the derivative asset or reduces the derivative liability depending on the fair value of the derivative financial instruments.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

The carrying amounts and fair value of the Company’s other financial instruments are as follows:

	September 30, 2012		December 31, 2011
	Carrying Value	Fair Value	Carrying Value	Fair Value
Current liability
Deferred premiums (1)	$–	$–	$1,607	$1,607

Non-current liability
Deferred premiums (1)	$–	$–	$790	$790

(1)	The Company’s deferred premiums on its commodity derivative contracts at December 31, 2011 have been measured at fair value and are classified as Level 2 under the fair value hierarchy.

7.	Risk Management Activities

The Company utilizes financial instruments to manage risks related to changes in commodity prices. As of September 30, 2012, the Company utilized oil and natural gas swaps to reduce the volatility of oil and natural gas prices on a portion of the Company’s future expected oil and natural gas production. The Company has not designated any derivative instruments as hedges for accounting purposes. Realized gains and losses on the settlement of commodity derivative instruments and changes in unrealized gains and losses are reported separately in other income (expense) in the condensed statement of income.

In September 2012, the Company novated all of its commodity derivative contracts in place to its sole member and subsequently entered into commodity derivative contracts with trade dates beginning November 2012 through December 2013 (see Note 1).

The Company’s commodity derivative contracts outstanding at September 30, 2012 are summarized below:

Natural Gas Commodity Derivatives

Production Period	Transaction Type	Average Daily Volume (MMbtu) (1)	Weighted Average Swap Price ($/MMbtu) (2)
2012 (3)	Swap	9,609	$3.13
2013	Swap	8,562	3.51

(1)	MMbtu equals million British thermal units.
(2)	Reference Price for the Company’s swaps is NYMEX - Henry Hub.
(3)	Reflects the remaining three months of 2012.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

Crude Oil Commodity Derivatives

Production Period	Transaction Type	Average Daily Volume (Bbl) (1)	Weighted Average Swap Price ($/Bbl) (2)
2012 (3)	Swap	2,321	$111.75
2013	Swap	2,662	108.60

(1)	Bbl equals barrel of oil.
(2)	Reference price for the Company’s swaps is “Brent Crude Oil” as traded on the ICE (IPE) exchange.
(3)	Reflects the remaining three months of 2012.

Effect of Derivative Instruments on the Condensed Balance Sheet

At September 30, 2012 and December 31, 2011, the Company had the following outstanding commodity derivative contracts recorded on the condensed balance sheet, none of which were designated as a hedging instrument under ASC 815, “Derivatives and Hedging”:

		Estimated Fair Value
Instrument Type	Balance Sheet Location	September 30, 2012	December 31, 2011

Assets from risk management activities

Crude oil collars	Current assets	$–	$986
Crude oil puts	Current assets	–	474
Crude oil swaps	Current assets	1,920	–
Natural gas collars	Current assets	–	5,321
Natural gas puts	Current assets	–	3,489
Crude oil collars	Non-current assets	–	530
Crude oil puts	Non-current assets	–	96
Crude oil swaps	Non-current assets	286	–
Natural gas collars	Non-current assets	–	1,426
Natural gas puts	Non-current assets	–	1,534

Total assets from risk management activities		2,206	13,856

Liabilities from risk management activities

Crude oil swaps	Current liabilities	725	–
Natural gas swaps	Current liabilities	1,111	–
Crude oil swaps	Non-current liabilities	119	–
Natural gas swaps	Non-current liabilities	166	–

Total liabilities from risk management activities		2,121	–

Fair value from risk management activities, net		$85	$13,856

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

The following table provides supplemental information to reconcile the fair value of the Company’s commodity derivative contracts to the condensed balance sheet at September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Assets from risk management activities – current assets	$1,920	$10,270
Assets from risk management activities – non-current assets	286	3,586
Liabilities from risk management activities – current liabilities	(1,836)	–
Liabilities from risk management activities – non-current liabilities	(285)	–

Fair value from risk management activities, net	$85	$13,856

The Company had no derivative premiums payable at September 30, 2012. The Company had $2,397 of derivative premiums payable at December 31, 2011, of which $1,607 is classified as short-term and $790 is classified as long-term. Derivative premiums are recorded as deferred premiums on risk management activities on the condensed balance sheet. The deferred premiums relate to various oil and natural gas price put contracts and are payable when the contracts settle. The Company paid $838 and $682 in deferred premiums for the nine months ended September 30, 2012 and 2011, respectively. In September 2012, the Company novated all of its deferred premiums to its sole member (see Note 1).

Effect of Derivative Instruments on the Condensed Statement of Income

Below is a summary by type of the Company’s change in unrealized gain (loss) on commodity derivative contracts, net:

	Nine Months Ended September 30,
	2012	2011
Crude oil swaps	$1,362	$–
Crude oil collars	(549)	(337)
Crude oil puts	(64)	(25)
Natural gas swaps	(1,277)	(838)
Natural gas collars	(3,718)	(3,742)
Natural gas puts	(1,581)	(666)

	$(5,827)	$(5,608)

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

Below is a summary of the Company’s realized gain on commodity derivative contracts, net:

	Nine Months Ended September 30,
	2012	2011
Crude oil collars	$712	$939
Crude oil puts	158	369
Natural gas swaps	–	912
Natural gas collars	4,255	5,000
Natural gas puts	2,050	1,788

	$7,175	$9,008

8.	Asset Retirement Obligations

The Company’s asset retirement obligations were $346,208 as of September 30, 2012, of which $7,226 are expected to be incurred over the next twelve months. Activity related to the Company’s asset retirement obligations during the nine months ended September 30, 2012 and 2011 is as follows:

	Nine Months Ended September 30,
	2012	2011
Balance at beginning of period	$342,122	$252,447
Accretion expense	12,448	8,097
Asset retirement costs incurred	(11,789)	(11,726)
Liabilities incurred during period	3,427	35,965
Liabilities reduced upon property sales	–	–

Balance at end of period	$346,208	$284,783

9.	Commitments and Contingencies

The Company is subject to various claims, title matters and legal proceedings arising in the ordinary course of business, including personal injury claims, claims related to joint interest billings and other matters under oil and natural gas operating agreements and other contractual disputes. The Company maintains general liability and other insurance to cover some of these potential liabilities. All known liabilities are fully accrued based on the Company’s best estimate of the potential loss. While the outcome and impact on the Company cannot be predicted with certainty, the Company believes that its ultimate liability with respect to these matters will not have a significant impact or material adverse effect on its financial position, results of operations or cash flows.

Hilcorp Energy GOM, LLC

Notes to Condensed Financial Statements

Nine Months Ended September 30, 2012

(amounts in thousands, except volumes)

10.	Subsequent Events

These financial statements were published on November 30, 2012 and all subsequent events since September 30, 2012 through November 30, 2012 were considered by management for purposes of analysis and disclosure.

In October 2012, HHGOM, the Company’s sole member, sold all of its issued and outstanding member interests of the Company for net proceeds of $537,020, subject to customary adjustments (see Note 1). Prior to the sale, the Company purchased related pipeline assets for approximately $3,000 from an affiliate as part of this transaction.